UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2008

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 23, 2008, Rafael Torres, the former Chief Financial Officer of Power Integrations, Inc., entered into a Transition and Separation Agreement with Power Integrations (the “Agreement”). Pursuant to the Agreement, among other things, Mr. Torres confirmed his employment termination date as of July 21, 2008 (the “Separation Date”) and provided Power Integrations with a release of claims in exchange for certain severance benefits, including but not limited to, (i) six (6) months base salary in effect as of the Separation Date, (ii) his targeted 2008 annual incentive bonus (prorated to the Separation Date) and (iii) fifty percent (50%) of his targeted 2008 annual incentive bonus.

The Agreement is filed as an exhibit to this Current Report on Form 8-K, the full terms of which are incorporated by reference here.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement, executed July 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Bill Roeschlein
Name: Bill Roeschlein
Title: Chief Financial Officer

Dated: July 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Separation Agreement, executed July 23, 2008.